KIRKPATRICK & LOCKHART LLP                        1800 Massachusetts Avenue, NW
                                                  Second Floor
                                                  Washington, DC 20036-1800
                                                  202.778.9000
                                                  www.kl.com

                                                  Arthur C. Delibert
                                                  202.778.9042
                                                  Fax:  202.778.9100
                                                  adelibert@kl.com


December 30, 1999






Legg Mason Light Street Trust, Inc.
100 Light Street
Baltimore, MD  21202


Dear Sir or Madam:

        Legg Mason Light Street Trust, Inc. (the "Corporation") is a corporation organized under the laws of the State of Maryland by Articles of Incorporation dated August 5, 1998. You have requested our opinion regarding certain matters regarding the issuance of certain Shares of the Corporation. As used in this letter, the term "Shares" means the Primary Class shares and Navigator Class shares of common stock of the series known as Legg Mason Market Neutral Trust during the time that Post-Effective Amendment No. 5 to the Corporation's Registration Statement is effective and has not been superseded by another post-effective amendment relating to that series.

        We have, as counsel, participated in various corporate and other matters relating to the Corporation. We have examined copies of the Articles of Incorporation and By-Laws, the minutes of meetings of the directors and other documents relating to the organization and operation of the Corporation, and we are generally familiar with its business affairs. Based upon the foregoing, it is our opinion that the issuance of the Shares has been duly authorized by the Corporation and that, when sold in accordance with the Corporation's Articles of Incorporation, By-Laws and the terms contemplated by Post-Effective Amendment No. 5 to the Corporation's Registration Statement, the Shares will have been legally issued, fully paid and nonassessable by the Corporation.

        We hereby consent to the filing of this opinion in connection with Post-Effective Amendment No. 5 to the Corporation's Registration Statement on Form N-1A (File No. 33-61525) being filed with the Securities and Exchange

Legg Mason Light Street Trust, Inc.
December 30, 1999
Page 2

Commission. We also consent to the reference to our firm in the Statement of Additional Information filed as part of the Registration Statement.

                                        Sincerely,



                                        KIRKPATRICK & LOCKHART LLP



                                        by: /s/ Arthur C. Delibert
                                            -----------------------------
                                            Arthur C. Delibert